Exhibit 99.(h)
HIGHLAND CAPITAL MULTI-STRATEGY FUND
, 2007
UBS Financial Services Inc.
51 West 52nd Street
23rd Floor
New York, NY 10019
Attn: UBS Alternative Investments US
     Re: Appointment as Distributor
Ladies and Gentlemen:
Highland Capital Multi-Strategy Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), and Highland Capital Management, L.P., a limited partnership organized under the laws of the State of Delaware and the Fund’s investment adviser (the “Adviser”), hereby agree with you as follows:
     1. Offering.
          The Fund proposes to issue and to sell common shares of the Fund (“Shares”) in accordance with its prospectus and statement of additional information, as amended from time to time (collectively, the “Prospectus”).
     2. Definitions.
          All capitalized terms used in this Agreement which are not separately defined herein shall have the respective meaning set forth in the Prospectus.
     3. Sale of Shares.
          (a) Subject to the terms and conditions set forth herein, the Fund hereby appoints you as distributor in connection with the sale of Shares. Subject to the performance in all material respects by the Fund and the Adviser of their respective obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Fund and the Adviser contained herein, you hereby agree on the terms and conditions herein set forth to use reasonable best efforts to solicit orders for the sale of Shares; provided that you have no obligation to offer or sell any Shares. The Fund agrees that it will not unreasonably reject or delay accepting an order submitted by you if the prospective investor otherwise meets the eligibility criteria set forth in the Prospectus.
          (b) Offers and sales of Shares are to be effected in the manner set forth in the Fund’s Registration Statement on Form N-2, as from time to time in effect, filed under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”). We have established the following additional procedures in connection with the offer and sale of Shares and you agree that not to make offers or sales of any Shares except in compliance with such procedures:
     (i) No sale of Shares to any one investor will be for less than the minimum denominations as may be specified in the Prospectus or as the Fund shall advise you.
     (ii) No offer or sale of any Share shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Shares have not been registered or qualified for offer and sale under applicable state securities laws unless such Shares are exempt from the registration or qualification requirements of such laws.
     (iii) Sales of Shares will be made only to “qualified clients” as defined under Rule 205-3 of the Investment Advisers Act of 1940, as amended.
          (c) For purposes of the offering of Shares, the Fund has furnished to you copies of the Prospectus which shall be furnished to prospective investors. Additional copies of the Prospectus and copies of any other Offering Materials (as defined below) will be furnished to you promptly, at the Fund’s expense, in such numbers as you may reasonably request for purposes of the offering. You are authorized to furnish to prospective purchasers only such information concerning the Fund and the offering as may be contained in the Prospectus or any written supplements thereto, any other Offering Materials prepared by the Fund and approved by you, and such other materials as you have prepared and which comply with applicable laws and regulations.
          (d) The Fund will be responsible for the registration or qualification of the Shares under the 1933 Act as well as under all other applicable laws, rules and regulations. The Fund will register or qualify the Shares in each jurisdiction in which the Shares are offered by you and will notify you when such registration or qualification is completed so that offers and sales may be made in such jurisdiction. If the Shares may not be offered in any particular jurisdiction, the Fund will promptly notify you. You assume no responsibility or obligation with respect to the registration or qualification of the Shares under the laws of any jurisdiction.

          (e) The initial closing for the sale of Shares shall be at such time as we shall mutually agree and any subsequent offers and sales shall be in accordance with such procedures and at such times as we shall mutually agree.
     4. Representations, Warranties and Covenants of the Fund and the Adviser.
          (a) The Fund and the Adviser, jointly and severally, represent and warrant to, and agree with, you that:
               (i) The Fund is duly formed as a statutory trust under the laws of the State of Delaware and is in good standing and has a legal existence not having been canceled or revoked. The Fund has all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties to conduct its business as described in the Prospectus.
               (ii) Shares to be or that may be issued by the Fund have been duly authorized for issuance and sale and, when issued and delivered by the Fund, the Shares will be validly issued, fully paid and non-assessable and will conform to all statements relating thereto contained in the Prospectus.
               (iii) The issue and sale of Shares, and the execution and delivery of this Agreement by the Fund and the performance by the Fund of its obligations hereunder and as described in the Prospectus will not result in the violation of any applicable law or constitute a breach of or a default under the Fund’s Agreement and Declaration of Trust or any agreement or instrument by which the Fund is bound, or to which any of its assets is subject, or any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.
               (iv) There is not pending or, to the knowledge of the Fund, threatened any action, suit or proceeding before or by any court or other governmental body to which the Fund is a party, or to which any of its assets is subject, that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Fund. The Fund has not received any notice of an investigation regarding non-compliance by the Fund with applicable laws, rules or regulations.
               (v) The Fund is duly registered with the Securities and Exchange Commission (“SEC”) under the 1940 Act as a closed-end, non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund’s knowledge, threatened by the SEC against the Fund. All required action has been taken by the Fund under the 1933 Act and the 1940 Act to make a public offering of, and to consummate the issuance and sale of, the Shares.
               (vi) No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any court or governmental agency or body is required for the consummation by the Fund of the transactions contemplated by this Agreement except such as have been obtained under the 1933 Act and the 1940 Act.
               (vii) The issued and outstanding common shares of the Fund have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus.
               (viii) The Fund will apply the proceeds from the sale of Shares for the purposes set forth in the Prospectus.
               (ix) The Fund meets the requirements for use of Form N-2 under the 1933 Act and rules and regulations of the SEC thereunder. All materials to be given to any potential investor in connection with the offering or sale of Shares (all such materials, together with the Prospectus, being referred to herein as the “Offering Material”) will be, as of the closing date of each sale of Shares in respect of which it is used (a “Closing Date”), true, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Fund and the Adviser agree to advise you immediately of the occurrence of any event or other change that results in the Offering Materials containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. The Fund and the Adviser recognize and confirm that you (x) will be using and relying primarily on the information in the Offering Material and information available from generally recognized public sources in performing the services contemplated hereunder without having independently verified the same, (y) do not assume responsibility for the accuracy or completeness of such information or of the Offering Material and (z) will not make any appraisal of any assets of the Fund. The Fund and the Adviser agree not to furnish to any potential investor any Offering Material that has not been approved by you in writing.
               (x) This Agreement has been duly authorized, executed and delivered by the Fund and, assuming your execution hereof, will constitute a valid and binding agreement of the Fund, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.
               (xi) The Fund agrees that any Nonpublic Personal Information, as defined in Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act, disclosed hereunder is for the specific purpose of permitting the Fund to perform the services set forth in this Agreement. With respect to such information, the Fund will comply with Regulation S-P and the Gramm-Leach-Bliley Act and will not disclose any Non-Public Personal Information received in connection with this Agreement, to any other party, except to the extent necessary to carry out the services set forth in this Agreement or as otherwise permitted under Regulation S-P or the Gramm-Leach-Bliley Act.
          (b) The Adviser represents and warrants to, and agrees with, you that:
               (i) The Adviser is duly formed under the laws of the State of Delaware and is in good standing and has a legal existence not having been canceled or revoked with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties to conduct its business as described in the Prospectus.
               (ii) The Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations of the SEC under such Acts, from acting as investment adviser for the Fund as contemplated in the Prospectus.
               (iii) The execution and delivery of this Agreement by the Adviser and the performance by the Adviser of its obligations hereunder and as described in the Prospectus does not: (A) violate any applicable law; (B) constitute a breach of or a default under any agreement or instrument by which the Adviser is bound, or to which any of its assets is subject; or (C) violate any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.
               (iv) There is not pending or, to the knowledge of the Adviser, threatened any action, suit or proceeding before or by any court or other governmental body to which the Adviser is a party, or to which any of its assets is subject, that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Adviser. The Adviser has not received any notice of an investigation regarding non-compliance by the Fund with applicable laws, rules or regulations.
               (v) No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any court or governmental agency or body is required for the consummation by the Adviser of the transactions contemplated by this Agreement except such as have been obtained under the 1933 Act and the 1940 Act.
               (vi) This Agreement has been duly authorized, executed and delivered by the Adviser and, assuming your execution hereof, will constitute a valid and binding agreement of the Adviser, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

               (vii) The Adviser agrees that any Nonpublic Personal Information, as defined in Section 248.3(t) of Regulation S-P disclosed hereunder is for the specific purpose of permitting the Adviser to perform the services set forth in this Agreement. With respect to such information, the Adviser will comply with Regulation S-P and the Gramm-Leach-Bliley Act and will not disclose any Non-Public Personal Information received in connection with this Agreement, to any other party, except to the extent necessary to carry out the services set forth in this Agreement or as otherwise permitted under Regulation S-P or the Gramm-Leach-Bliley Act.
     5. Additional Covenants of the Fund and the Adviser.
          The Fund and the Adviser, jointly and severally, covenant and agree with you as follows:
               (a) You and your counsel shall be furnished with such documents and opinions as you and they may reasonably require from time to time for the purpose of enabling you or them to pass upon the issuance and sale of Shares as herein contemplated and related proceedings, or to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and in connection with the issuance and sale of Shares as herein contemplated shall be satisfactory in form and substance to you and your counsel.
               (b) If, at any time after the commencement of an offering of Shares and prior to its termination, an event occurs that in the opinion of counsel to the Fund materially affects the Fund and that should be set forth in an amendment or supplement to the Prospectus in order to make the statements therein not misleading in light of the circumstances under which they are made, the Fund will notify you promptly of the occurrence of such event and prepare and furnish to you copies of an amendment or supplement to the Prospectus, in such reasonable quantities as you may request in order that the Prospectus will not contain any untrue statement of any material fact or omit to state a material fact that in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.
     6. Representations and Warranties of the Distributor.
          You represent and warrant that:
               (a) You are duly authorized to enter into and perform, and have duly executed and delivered, this Agreement.
               (b) You have and will maintain all licenses and registrations necessary under applicable law and regulations to provide the services required to be provided by you hereunder.
               (c) You have not and will not solicit any offer to buy or offer to sell Shares in any manner that would be inconsistent with applicable laws and regulations, or with the procedures for solicitations contemplated by the Prospectus.

               (d) You will furnish each prospective purchaser of Shares, identified either by you or the Fund, a copy of the Prospectus.
               (e) Your handling of orders for transactions of Shares shall comply with your internal policies and procedures, which you believe to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis and which you believe provide adequate controls and procedures to ensure ongoing compliance with all applicable federal and state securities laws, and the rules and regulations of applicable regulatory agencies or authorities and the Fund’s prospectus.
               (f) Attached hereto as Appendix B is a full and complete attestation of your anti-money laundering program.
               (g) You agree that any Nonpublic Personal Information, as defined in Section 248.3(t) of Regulation S-P disclosed hereunder is for the specific purpose of permitting us to perform the services set forth in this Agreement. With respect to such information, you will comply with Regulation S-P and the Gramm-Leach-Bliley Act and will not disclose any Non-Public Personal Information received in connection with this Agreement, to any other party, except to the extent necessary to carry out the services set forth in this Agreement or as otherwise permitted under Regulation S-P or the Gramm-Leach-Bliley Act.
               (h) None of you, your affiliates, agents, employees or representatives are prohibited from entering into this agreement or restricted in connection with performing the services hereunder, for any reason, including being subject to any order of, or being sanctioned by, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any other federal, state, local or foreign securities regulatory agency.
     7. Compensation of Distributor.
               (a) You agree to offer Shares for sale at the price set forth in the Prospectus and shall be entitled to receive a sales commission of up to 2% in accordance with the Prospectus.
               (b) The Fund agrees to pay to you a fee (“Servicing Compensation”) in connection with your ongoing servicing of customers referred to the Fund by you or by selling dealers engaged by you (each, a “Distributor Customer”) at the annual rate of 0.20% of the aggregate value of outstanding Shares held by Distribution Customers, subject to reduction or elimination over time to the extent required by applicable regulations or requirements of the FINRA. Servicing includes: handling investors’ inquiries regarding the Fund (e.g., responding to questions concerning investments in the Fund, capital account balances, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between shareholders and the Fund; assisting in the establishment and maintenance of shareholder accounts with the Fund; assisting in the maintenance of Fund records containing shareholder information; and providing such other information and investor liaison services as the Adviser or the Distributor may reasonably request. The Servicing Compensation shall be calculated monthly and paid quarterly based upon the average month-end aggregate value of outstanding Shares held by Distribution Customers during the quarter and shall be payable as soon as reasonably practicable, but not later than 30 days, after the end of such calendar quarter. The Servicing Compensation shall be pro-rated for Shares that are purchased by a Distributor Customer or repurchased by the Fund other than at the end of a calendar quarter, based on the number of months during the quarter such Shares were outstanding and the average value of such Shares as of the last business day of the quarter, in the case of Shares that have been purchased by Distributor Customers, and the value of such Shares as of the date of repurchase, in the case of Shares that have been repurchased by the Fund.
               (c) Furthermore, the Adviser also agrees to pay to you a trailing fee for your distribution services (the “Trailing Fee”) at the annual rate of 0.90% of the aggregate value of outstanding Shares held by Distributor Customers. The Trailing Fee shall be calculated monthly and paid quarterly based upon the average month-end aggregate value of outstanding Shares held by such Distributor Customers during the quarter and shall be payable as soon as reasonably practicable, but no later than 30 days, after the end of such calendar quarter. The Trailing Fee shall be pro-rated for Shares that are purchased by a Distributor Customer or repurchased by the Fund other than at the end of a calendar quarter, based on the number of months during the quarter such Shares were outstanding and the average value of such Shares as of the last business day of the quarter, in the case of Shares that have been purchased by Distributor Customers, and the value of such Shares as of the date of repurchase, in the case of Shares that have been repurchased by the Fund.
               (d) Each payment of the Servicing Fee and the Trailing Fee shall be accompanied or preceded by a written notice from the Adviser to you indicating, on a monthly basis, the breakdown between such fees and the computation of each such fee. Such notices shall be addressed to Robert Aufenanger (with a copy to Alex Gurevich), UBS Financial Services Inc., Alternative Investment US, 51 West 52nd Street, 23rd Floor, New York, New York 10019, or to such other address as you shall have specified in writing.
               (e) Except as may otherwise be agreed to by the Fund in writing, you shall be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Agreement.
               (f) The Fund acknowledges that you intend to compensate your account executives for their ongoing servicing of Distributor Customers with whom they have placed Shares in the Fund and that this compensation will be based upon a formula that takes into account the amount of Distributor Customer assets being serviced as well as the investment results attributable to Distributor Customers’ assets invested in the Fund.
     8. Indemnification and Contribution.
               The Fund and the Adviser agree to the indemnification and contribution provisions attached hereto as Appendix A, which are incorporated herein by reference.

     9. Representations and Indemnities to Survive Delivery.
          The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you, the Fund or the Adviser, any members, directors or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Shares hereunder. The provisions of this Section 9 shall survive the termination or cancellation of this Agreement.
     10. Effective Date and Term of Agreement.
          This Agreement shall become effective for all purposes as of the date first noted above, and shall remain in effect for an initial term of two years from such date. Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Fund’s Board of Trustees, including the vote of a majority of the Trustees who are not “interested persons” of the Fund as defined by the 1940 Act and the rules thereunder.
     11. Termination.
          This Agreement may be terminated as follows:
               (a) Any party hereto may terminate this Agreement without cause by written notice to the other parties hereto on not less than 60 days’ notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by any other party, by written notice to such other parties at any time.
               (b) By written notice to the Fund, you may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, of the Fund or the Adviser that would make it inadvisable to proceed with the delivery of Shares; (ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in your judgment, impracticable to market Shares or enforce contracts for the sale of Shares; and (iii) any order suspending the sale of Shares shall have been issued by any jurisdiction in which a sale or sales of Shares shall have been made, or proceedings for that purpose shall have been initiated.
               (c) This Agreement shall terminate automatically in the event of its “assignment” as such term is defined by the 1940 Act and the rules thereunder.
     12. Delegation of Powers.
          You shall be entitled to delegate all or any of your duties, functions or powers under this Agreement to another person as sub-agent, subject to the provisions of the 1940 Act. However, you shall be solely responsible for the acts and omissions of any such sub-agent and for the payment of any remuneration to such sub-agent.

     13. Confidentiality.
               (a) The Fund and the Adviser acknowledge that, in connection with your performance of your obligations under this Agreement, they may obtain access to your confidential and proprietary information, including information concerning any potential investor introduced by you to the Fund and any other “nonpublic personal information” under Regulation S-P promulgated by the SEC regarding prospective investors introduced by you. Your confidential information does not include information that: (i) is or becomes generally available to the public other than as a result of an improper disclosure by the Fund or the Adviser; (ii) was rightfully available to the Fund or the Adviser on a non-confidential basis before its disclosure by you; (iii) was independently developed by the Fund or the Adviser; or (iv) becomes available to the Fund or the Adviser on a non-confidential basis from a source other than you, provided that such source is not prohibited from transmitting the information by a contractual, legal or fiduciary obligation.
               (b) Except to the extent necessary to perform their respective obligations under this Agreement, neither the Fund nor the Adviser may disclose or use any of your confidential information and will maintain the confidentiality of such confidential information it its possession or control. The Fund and the Adviser will limit the disclosure of your confidential information to those of its employees and agents with a need to know such confidential information for purposes of this Agreement. Notwithstanding the foregoing, your confidential information may be disclosed if required by law or by an order or decree of any court or other governmental authority, provided, however, that the Fund and the Adviser, as the case may be, will provide you with prompt written notice of that fact so that you may attempt to obtain a protective order or other appropriate remedy.

     14. Notices.
          All communications under this Agreement shall be given in writing, sent by (i) telecopier, (ii) telex confirmed by answerback, or (iii) registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two days after dispatch,
          If to UBS Financial Services Inc.:
UBS Financial Services Inc.
51 West 52nd Street
23rd Floor
New York, NY 10019
Attn: Eric Brotman,
UBS Alternative Investments US
          If to the Fund:
Highland Capital Multi-Strategy Fund
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Attn: M. Jason Blackburn
          If to the Adviser:
Highland Capital Management, L.P.
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Attn: James Plohg
     15. Miscellaneous.
               (a) This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.
               (b) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     16. Governing Law.
               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND WITH THE PROVISIONS OF THE 1940 ACT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE LAWS OF NEW YORK AND THOSE OF THE 1940 ACT, THE 1940 ACT PROVISIONS SHALL CONTROL.
               ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF YOUR ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH PARTY HERETO ALSO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

If the foregoing correctly sets forth our understanding with you, please indicate your acceptance in the space provided below whereupon this letter will form a valid and binding contract among the signers in accordance with its terms.

Very truly yours,

HIGHLAND CAPITAL MULTI-STRATEGY FUND

By:

Name:
Title:

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:

Name:
Title:
Agreed to and accepted:
UBS FINANCIAL SERVICES INC.

By:

Name: Eric Brotman
Title: Executive Director

APPENDIX A
     In connection with the engagement of UBS Financial Services Inc. (“UBS FS”) to advise and assist the Fund with the matters set forth in this Agreement, the Fund and the Adviser (referred to herein as “we”, “our” or “us”) hereby agree to jointly and severally indemnify and hold harmless UBS FS, its affiliated companies acting as selected dealers in connection with the distribution of Fund Shares, and each of UBS FS’s and such affiliated companies’ respective officers, directors, agents, employees and controlling persons (within the meaning of Section 15 of the 1933 Act) (each of the foregoing, including UBS FS, being hereinafter referred to as an “Indemnified Person”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions (including actions brought by us or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings, arbitrations or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as “Liabilities”), based upon, relating to or arising out of such engagement or any Indemnified Person’s role therein; provided, however, that we shall not be liable under this paragraph: (a) for any amount paid in settlement of claims without our consent, unless our consent is unreasonably withheld, or (b) to the extent that it is finally judicially determined, or expressly stated in an arbitration award, that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification. If multiple claims are brought against any Indemnified Person in an arbitration or other proceeding and at least one such claim is based upon, relates to or arises out of the engagement of UBS FS by us or any Indemnified Person’s role therein, we agree that any award, judgment and other Liabilities resulting therefrom shall be deemed conclusively to be based on, relate to or arise out of the engagement of UBS FS by us or any Indemnified Person’s role therein, except to the extent that such award or judgment expressly states that the award or judgment, or any portion thereof, is based solely upon, relates to or arises out of other matters for which indemnification is not available hereunder. In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined, or expressly stated in an arbitration award, that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Person. We hereby also agree that neither UBS FS nor any other Indemnified Person shall have any liability to us (or anyone claiming through us or in our name) in connection with UBS FS’s engagement by us except to the extent that such Indemnified Person has engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved.
     Promptly after UBS FS receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, UBS FS will notify us thereof; but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably promptly following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us and reasonably satisfactory to such Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to us, or (ii) a difference of position or potential difference of position exists between us and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall we be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. We agree that we will not, without the prior written consent of UBS FS, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by UBS FS’s engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of UBS FS and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.
     If the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then we agree, in lieu of indemnifying such Indemnified Person, to jointly and severally contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect the “relative benefits received or sought to be received by us on the one hand and by UBS FS on the other” (as defined in the last sentence of this paragraph). If the allocation provided in the preceding sentence is not permitted by applicable law, then we agree to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of us and of such Indemnified Person. The relative benefits received or sought to be received by us on the one hand and by UBS FS on the other shall be deemed to be in the same proportion as (a) the total value of the Shares sold by the Fund bears to (b) the fees paid to, and retained by, UBS FS under this Agreement.
     The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise. Each Indemnified Person is an intended beneficiary hereunder.